Exhibit 3.9

STATE OF KANSAS

OFFICE OF SECRETARY OF STATE	[SEAL]
JACK H. BRIER • SECRETARY OF STATE

To all to whom these presents shall come, Greeting:

I, JACK H. BRIER, Secretary of State of the State of Kansas, do hereby certify that the following and hereto attached is a true copy of

STATE OF KANSAS	)	ss	CERTIFICATE OF AMENDMENT
SEDGWICK COUNTY	)		OF
FILED FOR RECORD AT			ARTICLES OF INCORPORATION
8:00 am			OF
DEC 24 1986			T.W.T., INC.
NO. 8 53819
PAT KETTLER			Changing Its Name To
REGISTER OF DEEDS
DIXON INDUSTRIES, INC.

/s/ Ed Resa
Deputy

MICROFILMED
OF RECORD

FILED:	December 18, 1986

the original of which is now on file and a matter of record in this office.

IN TESTIMONY WHEREOF:

I hereto set my hand and cause to be affixed my official seal.

Done at the City of Topeka, this eighteenth day of December A.D. 1986

[SEAL]	/s/ Jack H. Brier
JACK H. BRIER
SECRETARY OF STATE

By	/s/ Willa M. Roe
ASSISTANT SECRETARY OF STATE
Willa M. Roe

Thomas A. Devore
815 UNION Box 9. Coffeyville Ks 67337

CERTIFICATE OF AMENDMENT TO ARTICLES OF

INCORPORATION OF T.W.T., INC., CHANGING

ITS NAME TO DIXON INDUSTRIES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, Thomas W. Talbott and Mary L. Williams, President and Secretary, respectively, of T.W.T., Inc., do certify that at a meeting of the Board of Directors of the corporation held on the 1st day of December, 1986, all of the Directors being present thereat, and waiving all statutory and by-law notice of the meeting, it adopted a resolution declaring the advisability of an amendment to the Articles of Incorporation changing the name of the corporation to be and become:  DIXON INDUSTRIES, INC., and the Directors did call a special meeting of the stockholder to be convened immediately for consideration of the proposed amendment; that immediately thereafter on said date, the meeting of the stockholder of the corporation was convened, and the stockholder, The Coleman Company, Inc., being present thereat in the person of John M. Reiff, its Senior Vice-President, and waiving all statutory and by-law notice of the meeting, did unanimously adopt the following resolution:

RESOLVED, that the Articles of Incorporation of T.W.T., Inc., be and they are hereby amended to change the name of the corporation to be and become:  DIXON INDUSTRIES, INC.

and the officers of the corporation were authorized and directed to certify this amendment to the Kansas Secretary of State and the Sedgwick County Register of Deeds.

We further hereby certify that the said resolution and the amendment to the Articles of Incorporation remain in full force and effect as of the date of this certificate.

DATED this 11th day of December, 1986.

/s/ Thomas W. Talbott
86 DEC 18 PM 1:21	THOMAS W. TALBOTT
FILED	President
JACK H. BRIER
SECRETARY OF STATE
KANSAS	/s/ Mary L. Williams
MARY L. WILLIAMS
Secretary

ACKNOWLEDGMENT

STATE OF KANSAS,

COUNTY OF SEDGWICK, SS:

BE IT REMEMBERED that on this 11th day of December, 1986, before me the undersigned, a Notary Public, in and for said County and State, came THOMAS W. TALBOTT and MARY L. WILLIAMS, President and Secretary, respectively of T.W.T., INC., a corporation incorporated and existing under and by virtue of the laws of the State of Kansas, who are personally known to be to be such officers and who are personally known to me to be the same persons who executed as such officers the within instrument of writing on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of the corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Patricia A. Sherry
NOTARY PUBLIC

My Commission Expires:
2-19-87

PATRICIA A. SHERRY
[GRAPHIC]	STATE NOTARY PUBLIC
SEDGWICK COUNTY, Ks.
KANSAS	My Appt. Exp. 2-19-87

STATE OF KANSAS

OFFICE OF SECRETARY OF STATE	[SEAL]
JACK H. BRIER • SECRETARY OF STATE

To all to whom these presents shall come, Greeting:

I, JACK H. BRIER, Secretary of State of the State of Kansas, do hereby certify that the following and hereto attached is a true copy of

STATE OF KANSAS	ARTICLES OF INCORPORATION
SEDGWICK COUNTY
FILED FOR RECORD AT	OF
8:00 am
T.W.T., Inc.
SEP 26 1986
NO. 8 35178
PAT KETTLER
REGISTER OF DEEDS

FILED:	SEPTEMBER 17, 1986

/s/ Ed Resa	MICROFILMED
Deputy	OF RECORD

the original of which is now on file and a matter of record in this office.

IN TESTIMONY WHEREOF:

I hereto set my hand and cause to be affixed my official seal.

Done at the City of Topeka, this Seventeenth day of September A.D. 1986

[SEAL]	/s/ Jack H. Brier
JACK H. BRIER
SECRETARY OF STATE

/s/ Willa M. Roe
BY ASSISTANT SECRETARY OF STATE
Willa M. Roe

The Coleman Co. Inc.

[ILLEGIBLE]

ARTICLES OF INCORPORATION OF

T. W. T., INC.

Article 1.	The name of this corporation is T.W.T., Inc.

Article 2.

The registered office of the corporation is 250 North St. Francis Avenue, Wichita, Sedgwick County, Kansas 67202.  The resident agent at that address is The Coleman Company, Inc., a corporation organized and existing under the laws of the State of Kansas.

Article 3.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code, as now in effect or may as hereafter be amended or modified.

Article 4.

The total authorized capital of this corporation is $5,000.00 (consisting of 5,000 shares of common stock with a par value of $1.00) per share, each of such shares, as and when issued, to be fully paid and nonassessable.

Article 5.	The mailing address of the incorporator of this corporation is: The Coleman Company, Inc., Attention: Legal Department, 250 North St. Francis Avenue, Wichita, Kansas 67202.

Article 6.

The business and affairs of the Corporation shall be managed and conducted by a Board of Directors consisting of one or more members who need not be stockholders, the exact number to be fixed and determined by the Board of Directors, with full authority in the Board of Directors to vary said number at any time and from time to time.  Until and unless the Board of Directors shall determine otherwise, the Board of Directors shall consist of five (5) members.

Article 7.	The power of make, adopt, alter, amend, or appeal this Corporation’s bylaws, in whole or in part, at any time and from time to time shall be vested in the Board of Directors of this Corporation. The

Board shall also have full power and authority to manage this Corporation, and any and all of its assets, properties, businesses, and affairs, including the right to elect such officers and assistant officers and to designate and appoint such agents and employees as the Board of Directors deems advisable.  The Board of Directors shall have any and all other and additional powers and authority not inconsistent with the express terms of these Articles of Incorporation which are granted to or invested in them by the statutes or laws of the State of Kansas, as now in effect and as hereafter amended or modified.

The undersigned incorporator hereby executes these Articles of Incorporation at Wichita, Kansas on this 5th day of September, 1986.

ATTEST:		THE COLEMAN COMPANY, INC.

By:	/s/ Harold J. Pfountz	By:	/s/ R.A. Curry
	Harold J. Pfountz,		R.A. Curry,
	Assistant Secretary		Sr. Vice President

[SEAL]

(Seal)

STATE OF KANSAS	)	ss
)
COUNTY OF SEDGWICK	)

This instrument was acknowledged before me on September 5th, 1986, by R.A. Curry, as Sr. Vice President of The Coleman Company, Inc.

BECKY BLACK
[GRAPHIC]	NOTARY PUBLIC	/s/ Becky Black
	STATE OF KANSAS	Notary Public
My Appt. Exp. 4/9/89

(Seal)